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                                 EXHIBIT 5.2

                      OPINION OF ROBERT J. FLAX, ESQUIRE
                 WITH RESPECT TO LEGALITY OF THE CERTIFICATES

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January 2, 1997
Silver, Freedman & Taff, L.L.P.
1100 New York Avenue, N.W.
Suite 700, East Tower
Washington, D.C. 20005

            Re: Bay View Auto Trusts -- Registration No. 333-16233


Ladies and Gentlemen:

     I am delivering the opinion to you in connection with your opinion dated the date hereof (the "Silver, Freedman Opinion") set forth as Exhibit 5(a) to Registration Statement No. 333-16233,as amended by Amendment No. 1 thereto (as amended, the "Registration Statement"), on Form S-3 under the Securities Act of 1933, as amended (the "Act"). The Registration Statement covers Automobile Receivable Pass-Through Certificates ("Certificates") to be sold by Bay View Securitization Corporation ("BVSC") in one or more series (each, a "Series") of Certificates.

     In connection with the Registration Statement and the Silver, Freedman Opinion, you have requested my opinion as to certain California law matters relating to (i) the forms of Agreements set forth as Exhibits 4.1, 4.2 and 4.3 to the Registration Statement certain of which are to be entered into with respect to each Series of Certificates (each, a "Pooling and Servicing Agreement") among BVSC, as depositor, California Thrift & Loan

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("CTL"), as servicer, and a trustee to be identified in the Prospectus
Supplement for such Series of Certificates (a "Trustee") and (ii) the form of Underwriting Agreement set forth as Exhibit 1 to the Registration Statement to be entered into with respect to the sale of the Certificates of each Series (each, an "Underwriting Agreement") among BVSC, Bay View Capital Corporation, CTL and the underwriters to be identified in the Prospectus Supplement for each Series. I have examined the forms of Pooling and Servicing Agreement set forth as Exhibits 4.1, 4.2 and 4.4 to the Registration Statement and the form of Underwriting Agreement set forth as Exhibit 1 to the Registration Statement, and have reviewed such questions of law as I have considered necessary or appropriate for the purposes of this opinion.

     I do not express any opinions herein as to matters governed by the law of any jurisdiction other than the State of California. In rendering the opinions set forth below, I have relied with your permission on the Silver, Freedman Opinion as to all matters governed by the law of any jurisdiction other than the State of California.

     Based upon the foregoing, I am of the opinion that none of the provisions contained in the form of Underwriting Agreement or the form of Pooling and Servicing Agreement would be interpreted under California law in a manner that would cause any Certificates, when (i) the Registration Statement shall have become effective under the Act, (ii) pricing and similar terms in the related Pooling and Servicing Agreement shall have been appropriately completed and such Pooling and Servicing Agreement shall have been duly executed and delivered by all parties thereto, and (iii) such Certificates shall have been executed, authenticated, issued and delivered by the Trustee under the related Pooling and Servicing Agreement and sold in accordance with the terms set forth in the form of Underwriting Agreement relating to such Certificates, not to be validly issued, fully paid and non-assessable or entitled to the benefits of the related Pooling and Servicing Agreement.
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     I am furnishing this opinion to you solely for your benefit, understanding that you will be relying on this opinion, as to California law matters only, for the purpose of rendering the Silver, Freedman Opinion. In this regard, I consent to the filing of this opinion as Exhibit 5(b) to the Registration Statement. However, nothing contained herein shall be construed as an admission by me that I am in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder. Except as mentioned above, this opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose.

                                        Very truly yours,

                                        /s/ Robert J. Flax